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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 14, 1997

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                            FIRST BRANDS CORPORATION

             (Exact name of registrant as specified in its charter)

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
         Delaware                           1-10395                                  06-1171404
(State of Organization)             (Commission File Number)           (I.R.S. Employer Identification No.)
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                             83 Wooster Heights Road
                           Building 301, P.O. Box 1911
                             Danbury, CT 06813-1911
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 731-2300


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Item 2            Acquisition or Disposition of Assets
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         On March 14, 1997,  First Brands  Corporation  acquired the NationalPak business in Australia and New Zealand (the "NationalPak Business") from National Foods Ltd. for A$206 million or approximately $160 million, plus approximately $8 million in acquisition-related taxes and transaction fees. NationalPak manufactures and markets consumer products such as plastic wrap and bags, aluminum foil and wiping cloths under the GLAD, OSO, MONO and CHUX brand names. Sales for the NationalPak Business in their fiscal year ended June 30, 1996 were A$159 million (or approximately $123 million).

         The transaction was completed as a net asset purchase in Australia and a share purchase in New Zealand and includes NationalPak's plant and equipment, working capital and trademarks. Funding for the acquisition was provided by borrowings under existing bank credit facilities in the U.S. and Canada, as well as new local bank facilities in Australia and New Zealand and a minor equity participation by local management.

Item 7    Financial Statements, Pro Forma Financial and Exhibits
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          a.  Not Applicable

          b.  Not Applicable

          c.       Exhibits

             20       Press Release dated March 19, 1997, issued by the Company.



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                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST BRANDS CORPORATION

Date:    March 20, 1997                     By:    /s/  Donald A. DeSantis
         --------------                     --------------------------------


                                            Donald A. DeSantis
                                            Senior Vice President and
                                            Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------
20*               Press Release dated March 19, 1997, issued by the Company.





*        Filed herewith


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